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   EXHIBIT 32.2
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                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
         --------------------------------------------------------------



In connection with the Quarterly Report of USURF America, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christopher K. Brenner, Vice President of Finance and Administration, Chief Financial Officer [Principal Accounting Officer] and Secretary of the Company, certify, pursuant to Section 906 of the Sarbanes- Oxley Act of 2002 (subsections (a) and (b) of
Section 1350, Chapter 63 of Title 18, United States Code), that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Dated: August 19, 2003      /s/ CHRISTOPHER K. BRENNER
                            ----------------------------------------------------
                            Christopher K. Brenner

                            Vice President of Finance and Administration, Chief Financial Officer [Principal Accounting Officer] and Secretary